Exhibit 10.2

EXECUTION VERSION

TERMINATION AGREEMENT

This Termination Agreement (this “Agreement”), dated as of June 28, 2017, is by and among Rite Aid Corporation, a Delaware corporation (the “Company”), Walgreens Boots Alliance, Inc., a Delaware corporation (“Parent”), and Victoria Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub” and, together with the Company and Parent, the “Parties” and each, a “Party”). Capitalized terms used but not defined herein have the respective meanings given to them in that certain Agreement and Plan of Merger, dated as of October 27, 2015, by and among the Parties (as amended by that Amendment No. 1, dated as of January 29, 2017, the “Merger Agreement”).

WHEREAS, the Parties entered into the Merger Agreement;

WHEREAS, Section 8.1(a) of the Merger Agreement provides that the Merger Agreement may be terminated with the mutual written consent of Parent and the Company;

WHEREAS, immediately following the execution of this Agreement, the Company, Parent intend to terminate that certain Asset Purchase Agreement (the “Agreement”), dated as of December 19, 2016, by and among the Company, Parent, AFAE, LLC, a Delaware limited liability company and Fred’s, Inc., a Tennessee corporation (the “Fred’s APA”);

WHEREAS, simultaneously with the execution of this Agreement, the Company, Parent and Walgreen Co. will enter into an Asset Purchase Agreement pursuant to which the Company will sell and Parent will purchase from the Company certain assets of the Company and its affiliates on the terms and subject to the conditions set forth therein (the “Asset Purchase Agreement”);

WHEREAS, in connection with entering into the Asset Purchase Agreement, the Parties have determined that they desire to terminate the Merger Agreement on the terms and conditions set forth herein; and

WHEREAS, the respective boards of directors of Parent, Merger Sub and the Company have approved the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

1.    Termination. Pursuant to Section 8.1(a) of the Merger Agreement, the Parties hereby agree that the Merger Agreement, including all schedules and exhibits thereto, and all ancillary agreements contemplated thereby or entered pursuant thereto (collectively, the “Transaction Documents”), are hereby terminated effective immediately as of the time of the execution of the Asset Purchase Agreement on the date hereof (the “Termination Time”) and, notwithstanding anything to the contrary in the Transaction Documents, including Section 8.2 of the Merger Agreement, the Transaction Documents are terminated in their entirety and shall be of no further force or effect whatsoever (the “Termination”); provided that Section 6.6(b) of the Merger Agreement, Section 6.8 of the Merger Agreement, the Confidentiality Agreement, as

amended, the Clean Room Agreement, as amended, the Joint Defense and Confidentiality Agreement between Parent and the Company and the Asset Purchase Agreement shall each remain in full force and effect in accordance with their respective terms.

2.    Termination Fee. Parent agrees to pay, or cause to be paid, to the Company (or its designee) on or before June 30, 2017 the Parent Termination Fee in the amount of $325,000,000, by wire transfer of immediately available funds to an account designated in writing by the Company. This is the same payment that would have been due if the Merger Agreement were terminated pursuant to Section 8.1(c) thereof such that the Parent Termination Fee under Section 8.2(b)(iv) thereof would be payable.

3.    Mutual Release; Disclaimer of Liability. Each of Parent, Merger Sub and the Company, each on behalf of itself and each of its respective successors and past and present subsidiaries, Affiliates, assignees, officers, directors, employees, controlling persons, Representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them (the “Releasors”), does, to the fullest extent permitted by Law, hereby fully release, forever discharge and covenant not to sue any other Party, any of their respective successors and past and present subsidiaries, Affiliates, assignees, officers, directors, employees, controlling persons, Representatives, agents, attorneys, auditors, stockholders, equity holders and advisors, and any family member, spouse, heir, trust, trustee, executor, estate, administrator, beneficiary, foundation, fiduciary, predecessors, successors and assigns of each of them (collectively the “Releasees”), from and with respect to any and all past, present, direct, indirect, individual, class, representative and derivative liability, claims, rights, actions, causes of action, suits, liens, obligations, accounts, debts, losses, demands, judgments, remedies, agreements, promises, liabilities, covenants, controversies, costs, charges, damages, expenses and fees (including attorney’s, financial advisor’s or other fees) (“Claims”), howsoever arising, of every kind and nature, whether based on any Law or right of action (including any claims under federal securities laws or state disclosure law or any claims that could be asserted derivatively on behalf of the Parties), known or unknown, asserted or that could have been asserted, matured or unmatured, contingent or fixed, liquidated or unliquidated, accrued or unaccrued, foreseen or unforeseen, apparent or not apparent, which Releasors, or any of them, ever had or now have or can have or shall or may hereafter have against the Releasees, or any of them, in connection with, arising out of, based upon or related to, directly or indirectly, the Transaction Documents (other than Section 6.6(b) of the Merger Agreement, Section 6.8 of the Merger Agreement, the Confidentiality Agreement, as amended, the Clean Room Agreement, as amended, the Joint Defense and Confidentiality Agreement between Parent and the Company), the Fred’s APA or the transactions contemplated therein or thereby, including any breach, non-performance, action or failure to act under the Transaction Documents and the Fred’s APA, the proposed Merger, the events leading to the termination of the Merger Agreement, the Fred’s APA or any other Transaction Documents, any deliberations or negotiations in connection with the proposed Merger or this Agreement, the consideration to be received by the Company’s stockholders in connection with the proposed Merger, and any SEC filings, public filings, periodic reports, press releases, proxy statements or other statements issued, made available or filed relating, directly or indirectly, to the proposed Merger or the Fred’s APA. The release contemplated by this Section 3 is intended to be as broad as permitted by Law and is intended to, and does, extinguish all Claims of any kind whatsoever, whether in Law or equity or otherwise, that are based on or relate to facts, conditions, actions or omissions (known or unknown) that have existed or occurred at any time to and including the Termination Time. Each of the Releasors hereby expressly waives to the fullest extent permitted by Law any rights it may have under any statute or common law principle under which a general release does not extend to claims which such Party does not know or suspect to exist in its favor at the time of executing the release, including the provisions, rights and benefits of California Civil Code section 1542 (or any similar Law), which provides:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Nothing in this Section 3 shall (i) apply to any action by any Party to enforce the rights and obligations imposed pursuant to this Agreement, the Asset Purchase Agreement or any of its Ancillary Agreements (as defined in the Asset Purchase Agreement), the Confidentiality Agreement, as amended, the Clean Room Agreement, as amended, or the Joint Defense and Confidentiality Agreement between Parent and the Company or (ii) constitute a release by any Party for any Claim arising under this Agreement, the Asset Purchase Agreement or any of its Ancillary Agreements (as defined in the Asset Purchase Agreement), or the Confidentiality Agreement, as amended, the Clean Room Agreement, as amended, the Joint Defense and Confidentiality Agreement between Parent and the Company.

4.    General Provisions.

(a)    Representations and Warranties.

i.    Company Authority. The Company hereby represents and warrants to Parent and Merger Sub as follows: The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action by the Company Board. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Bankruptcy and Equity Exception.

ii.    Parent and Merger Sub Authority. Parent and Merger Sub each hereby represents and warrants to the Company as follows: Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the boards of directors of Parent and Merger Sub. This

Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

Except as expressly set forth in this Section 2(a), no Party makes additional representations or warranties express, implied or statutory as to any other matter whatsoever.

(b)    Further Assurances. Each Party shall, and shall cause its subsidiaries and Affiliates to, cooperate with each other in the taking of all actions necessary, proper or advisable under this Agreement and applicable Laws to effectuate the Termination. Without limiting the generality of the foregoing, the Parties shall, and shall cause their respective subsidiaries and Affiliates to, cooperate with each other in connection with the withdrawal of any applications to or termination of proceedings before any Governmental Entity or under any Antitrust Law, in each case to the extent applicable, in connection with the transactions contemplated by the Transaction Documents.

(c)    Waiver. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

(d)    Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile or by email (with affirmative confirmation of receipt by the receiving Party), by registered or certified mail (with postage prepaid, return receipt requested) or by a nationally recognized courier service (with signed confirmation of receipt) to the respective Parties at the addresses set forth in Section 9.4 of the Merger Agreement (or at such other address for a Party as shall be specified by like notice).

(e)    Severability. If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

(f)    Third-Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to the provisions of Section 3 hereof, with respect to which each Releasee is an expressly intended third-party beneficiary thereof; provided however that only a Party hereto can enforce this Agreement on behalf of any Releasee relating to such Party.

(g)    Entire Agreement. This Agreement, the Confidentiality Agreement, as amended, the Clean Room Agreement, as amended, the Joint Defense and Confidentiality Agreement between Parent and the Company constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof.

(h)    Amendments. Any amendment, modification or waiver of any provision of this Agreement, or any consent to departure from the terms of this Agreement, shall not be binding unless done by written agreement, executed and delivered by duly authorized officers of the respective Parties.

(i)    Governing Law. This Agreement, and any Proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or thereby or the legal relationship of the Parties hereto or thereto (whether at law or in equity, and whether in contract or in tort or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

(j)    Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

(k)    Counterparts. This Agreement may be executed and delivered (including by facsimile transmission, email in “portable documentation format” (“.pdf”) form, or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(l)    Specific Enforcement. The Parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement. It is agreed that the Parties are entitled to enforce specifically the performance of terms and provisions of this Agreement without proof of actual damages (and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The Parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy for any such breach.

(m)    Jurisdiction. Each of the Parties irrevocably (i) consents to submit itself to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (iv) consents to service being made through the notice procedures set forth in Section 9.4 of the Merger Agreement. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 of the Merger Agreement shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 4(m), that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the Proceeding in any such court is brought in an inconvenient forum, that the venue of such Proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

(n)    WAIVER OF JURY TRIAL. EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
Rite Aid Corporation

By:	/s/ James J. Comitale
	Name:	James J. Comitale
	Title:	Senior Vice President, General Counsel

[Signature Page to Termination Agreement]

PARENT:
Walgreens Boots Alliance, Inc.

By:	/s/ Marco Pagni
	Name:	Marco Pagni
	Title:	Global Chief Administrative Officer and General Counsel

[Signature Page to Termination Agreement]

MERGER SUB:
Victoria Merger Sub, Inc.

By:	/s/ Marco Pagni
	Name:	Marco Pagni
	Title:	Global Chief Administrative Officer and General Counsel

[Signature Page to Termination Agreement]